UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

May 22, 2013

CELATOR PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54852	20-2680869
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

303B College Road East Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 243-0123

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Effective May 22, 2013, our stockholders approved the following compensation plans:

•	The Celator Pharmaceuticals, Inc. 2013 Equity Incentive Plan (our “2013 Equity Plan”); and

•	The Celator Pharmaceuticals, Inc. 2013 Employee Stock Purchase Plan (our “2013 Purchase Plan”).

We incorporate by reference into this Form 8-K report the descriptions of our 2013 Equity Plan and our 2013 Purchase Plan set forth in our Schedule 14C Information Statement dated April 30, 2013, which we filed with the Securities and Exchange Commission on that date.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 22, 2013, we filed a certificate of amendment to our third amended and restated certificate of incorporation that added Article 12, which provides that all action that is required or permitted to be taken by the stockholders of the Corporation must be taken at a duly called annual meeting or special meeting of stockholders of the company and may not be effected by written consent of stockholders in lieu of a meeting of stockholders (the “Amendment”). Prior to the Amendment, our stockholders had a statutory right under Delaware law to take action by written consent.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Effective May 22, 2013, our stockholders took the following actions by written consent under Delaware law and pursuant to our Schedule 14C Information Statement dated April 30, 2013:

•	Approval of the Amendment;

•	Approval of our 2013 Equity Plan; and

•	Approval of our 2013 Purchase Plan.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

3.1	Third Amended and Restated Certificate of Incorporation; Certificate of Amendment dated May 22, 2013

10.1	The Celator Pharmaceuticals, Inc. 2013 Equity Incentive Plan

10.2	The Celator Pharmaceuticals, Inc. 2013 Employee Stock Purchase Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELATOR PHARMACEUTICALS, INC.

By:	/s/ Fred Powell
Fred Powell,
Vice President and Chief Financial Officer

Date: May 24, 2013